EXHIBIT 10.2

January 4, 2021

William Ostrander

c/o Heat Biologics, Inc.

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

Re: Amendment to Offer Letter

Dear William:

This Amendment (this “Amendment”), effective as of January 4, 2021, amends the offer letter, dated September 23, 2019, as amended January 1, 2020 (the “Offer Letter”), and is entered into by and between Heat Biologics, Inc. (the “Company”) and William Ostrander.

Effective as of the date hereof, the Company has appointed you, and you have agreed to serve as, the Company’s Chief Financial Officer. In recognition of your hard work and performance, and the increase in your responsibilities as the Company’s Chief Financial Officer, the Company desires to amend the Offer Letter in order to increase your annual base salary to $275,000 and increase your target bonus to 30%, at the discretion of the board of directors of the Company.

For the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Offer Letter as follows:

The second paragraph of the Offer Letter is hereby deleted in its entirety and replaced with the following two sentences: “As a full-time exempt employee, your base salary will be $275,000 on an annual basis, payable semi-monthly. You will also be eligible to receive an annual bonus up to 30% of your total annual salary.”

The provisions of this Amendment to the Offer Letter are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable. All other terms of the Offer Letter shall remain in full force and effect. The Offer Letter, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

Sincerely,

/s/ Jeffrey Wolf
Jeffrey Wolf
Chief Executive Officer & President
Heat Biologics, Inc.

Agreed and Accepted,

/s/ William Ostrander
William Ostrander
January 4, 2021
Date